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                                                                  EXHIBIT 10(g)

                                   AGREEMENT



            THIS AGREEMENT BETWEEN DYNACS ENGINEERING CO., INC. AND UNIVERSAL MEDICAL SYSTEMS, INC., IS TO COVER THE GOODS AND SERVICES OUTLINED IN THE FOLLOWING EIGHT TASK DESCRIPTIONS, WITH COMPENSATION BASED ON THE SCHEDULE OF PAYMENTS AS DEFINED IN THIS DOCUMENT.


1. TASK 1: DIGITAL CAMERA SELECTION - We will evaluate various options for digital cameras that have response in the near infrared region. Our preliminary analyses have shown that cameras range from about $800 upward. The resolutions we will examine are in the range 512x512 to 1024x1024. We believe that the 1K x 1K picture would be the maximum we need to consider at this point, based on the knowledge we have of the post-processing we intend to do.

2. TASK 2: IMAGE ACQUISITION SOFTWARE - The image from the digital camera will be acquired and pre-processed for display by this software. Controls will include the frame rate on the camera, image size, bits/pixel etc. The acquired image will then be stored in a standard format or be displayed on the screen. This task will result in the minimal "prototype" digital unit.

3. TASK 3: GRAPHICAL OPERATOR INTERFACE SOFTWARE - This software will allow the operator to perform the following functions:

         a)      Enter patient data into a database
         b)      Bring up patient data from the database
         c)      Initiate a "scan"
         d)      Set up various parameters related to the scan
         e)      Save the generated images
         f)      Produce reports
         g)      Browse a set of 10 sequential images backwards & forwards
         h)      Produce printed or film plotted copies of the image
         i)      Produce a video tape version of the scans
         j)      Perform the various post-processing steps identified in Task 5

4. TASK 4: IMAGE POST-PROCESSING SOFTWARE - This task will involve the design and implementation of various post- processing techniques including magnification (zoom), Image enhancement, Edge detection, Segmentation and Volume measurements. Image enhancement will be performed using state-of-the-art techniques such as wavelet enhancement. During this work, we will interact with clinical groups at USF if necessary to refine the process and get feedback from radiologists. We also have radiology consultants on our staff that will provide input for this task.

5. TASK 5: OUTPUT SOFTWARE - This task will involve building the necessary interfaces for output of the image to both hardcopy and video. In both cases the patient data will be preprinted on the image, including name, patient ID, scan date, etc. This will help in the archiving of the data.

6. TASK 6: HARDWARE/SOFTWARE INTEGRATION AND TEST - This will be the final stage of the development including testing of the various interfaces at the system level. All the sensors, cards and other components will be integrated with the software and the system as a whole will be tested. At the end of





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         this task, a completed system will be delivered that will include all components except for the patient fixture.

7.       TASK 7:  PATIENT FIXTURE DESIGN AND FABRICATION - In consultation with
         UMSI staff, an appropriate imaging fixture for breast imaging will be designed. We plan to utilize an outside consultant for the mechanical design of the fixture. Fabrication of the fixture will be done at an outside facility. Costs for the consultant are included in this proposal, but the fabrication costs are not. The goals of the design will be the following:
         a)  Maximize patient comfort
         b) Ensure that the camera and light source positions are fixed so as to ensure reproducible results
         c) Fix the field of view so that absolute size measurements are possible from the resulting image

8. TASK 8: DOCUMENTATION - This task will cover the documentation for all of the tasks above. Documents to be prepared include an architectural design, software detailed design and a complete operator's manual.


SCHEDULE

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

-------------------------------------------------------------------------------------------
TASK                                               MONTHS FROM START
-------------------------------------------------------------------------------------------
                                  1        2       3        4       5        6       7
-------------------------------------------------------------------------------------------
Digital Camera Selection        -----*
-------------------------------------------------------------------------------------------
Image Acquisition S/W               --------------*
-------------------------------------------------------------------------------------------
Graphical Operator Interface      ---------------------------------*
-------------------------------------------------------------------------------------------
Image Post Processing                          ------------------------------*
-------------------------------------------------------------------------------------------
Image Output                                                    ------------*
-------------------------------------------------------------------------------------------
H/W & S/W Integration                                           ------------*
-------------------------------------------------------------------------------------------
Patient Fixture Desn. & Fab.                                    -------------------*
-------------------------------------------------------------------------------------------
Documentation                              ----------------------------------------*
-------------------------------------------------------------------------------------------

PROPOSED PROGRESS MILESTONES AND PAYMENT SCHEDULE:

Selection of digital camera, start of image acquisition software (1 month) Acquisition of cameras, computer hardware and software, start of Graphical Operator Interface (2 months)
A prototype digital system with a minimal GUI and no post processing
(3 months);
A completed software package with the full GUI and post processing (6 months) and
Completed system prototype including the fixture and documentation (7 months)





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

Milestone:                        Date:                        Cash:             Stock:
Contract Start Date:              May 8, 1996                  $ 39,036.00       $13,000.00
                                               Travel:         $  3,000.00
                                           Total of Advance:   $ 42,036.00

Selection of Camera:              June 5, 1996                 $ 39,036.00       $13,000.00
Equipment purchase disbursement:               Computer H/W    $ 14,000.00
                                               Software:       $  4,000.00
                                               Cameras:        $  3,000.00
                                               Related H/W     $  2,000.00
                                           Total of Payment:   $ 62,036.00

Prototype Delivery:               August 14, 1996              $ 58,554.00       $19,500.00
Disbursement for Consultant:                                   $ 15,000.00 (Estimated)
                                           Total of Payment:   $ 73,554.00

Software Completion:              October 9, 1996              $ 58,551.00       $19,500.00

                                               Total Cash:     $236,177.00
                                               Total Stock:    $ 65,000.00
                                               Grand Total:    $301,177.00


------------------------------------------------------------------------------------------------------------
                  TASK                     MTS4 HRS         MTS5 HRS       MTS6 HRS           ESTIMATED COST
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
Task 1:  Digital Camera Selection                 0               80             80       $           10,594
------------------------------------------------------------------------------------------------------------
Task 2:  Image Acquisition                      150              150              0       $           16,730
------------------------------------------------------------------------------------------------------------
Task 3:  Graphical Operator Interface           550              550             80       $           67,161
------------------------------------------------------------------------------------------------------------
Task 4:  Image Post Processing                  500              400            500       $           86,167
------------------------------------------------------------------------------------------------------------
Task 5:  Image Output                           160               80              0       $           13,070
------------------------------------------------------------------------------------------------------------
Task 6:  H/W & S/W Integration/Test             160              160              0       $           17,845
------------------------------------------------------------------------------------------------------------
Task 7:  Patient Fixture                          0                0             80       $            5,819
------------------------------------------------------------------------------------------------------------
Task 8:  Documentation                          480              300              0       $           42,792
------------------------------------------------------------------------------------------------------------
                               LABOR TOTAL     2000             1720            740       $          260,177
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
Equipment
------------------------------------------------------------------------------------------------------------
     Computer Hardware                                                                    $           14,000
------------------------------------------------------------------------------------------------------------
     Software                                                                             $            4,000
------------------------------------------------------------------------------------------------------------
     Cameras                                                                              $            3,000
------------------------------------------------------------------------------------------------------------
     Other h/w                                                                            $            2,000
------------------------------------------------------------------------------------------------------------
Travel                                                                                    $            3,000
------------------------------------------------------------------------------------------------------------
Fabrication                                                                                          at cost
------------------------------------------------------------------------------------------------------------
Consultant (Task 7 Estimate only)                                                         $           15,000
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
                    TOTAL FIRM FIXED PRICE
                         (W/O FABRICATION)                                                $          301,177
------------------------------------------------------------------------------------------------------------





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It is understood that should the task descriptions change due to Universal
Medical System, Inc.'s evaluation of the prototype unit or additional functionality requirements be identified by Universal Medical Systems, Inc. the additional goods and services will be billed at a mutually agreed upon rate.


FOR UNIVERSAL MEDICAL SYSTEMS, INC.            FOR DYNACS ENGINEERING CO., INC.

NAME: /s/ Guy Zani, Jr.                        NAME: /s/
      -----------------------------                  ---------------------------
TITLE:  CFO                                    TITLE:
       ----------------------------                   --------------------------
DATE: 5/17/96                                  DATE: 5/15/96
      -----------------------------                  ---------------------------




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